Exhibit 10.2

MODIFICATION AGREEMENT dated this 12th day of June, 1961, by and between 250 WEST 57TH ST. ASSOCIATES, a joint venture, having its office at 60 East 42nd Street, New York, New York (herein called “Landlord”), and FISK BUILDING ASSOCIATES, a partnership, having its office at 60 East 42nd Street, New York, New York (herein called “Tenant”).

W I T N E S S E T H :

WHEREAS, on September 30, 1953, a lease covering the entire premises known as the Fisk Building, located at 250 West 57th Street, New York, New York, was made between Landlord and Tenant’s predecessor, a partnership also known as Fisk Building Associates, which lease was assigned on May 1, 1954, by said predecessor to Tenant; and

WHEREAS, a modernization program is required to maintain the competitive position of the Fisk Building; and

WHEREAS, Landlord is willing to make funds available for such improvements, and Tenant is willing to apply the funds, as agent for Landlord, to the making of such improvements.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. On or about October 1, 1961, Landlord shall increase the first mortgage loan on the premises by Four Hundred Thousand Dollars ($400,000). Landlord will forthwith turn over to Tenant the entire proceeds of such loan, to be held and applied by Tenant as agent for Landlord as herein-below provided.

2. Tenant shall use the entire proceeds for the modernization of the building, including (a) the conversion of nine of the twelve elevators in the building to automatic operation, in accordance with the detailed specifications prepared by Marcato Elevator Company, Inc., and dated May 31, 1961 and (b) the installation of additional electric power, including a new 4,000 ampere service switch and two risers with a capacity of 380 amperes each and the conversion of a DC riser to AC.

All such work shall be done by Tenant as agent for Landlord and for the account of Landlord, and when completed shall be the property of Landlord. All such work shall be commenced promptly and prosecuted with due diligence.

3. Paragraph 2(A) of the lease is hereby modified to read as follows:

“2(A). The Tenant covenants to pay rent, in equal monthly installments, in advance, on the first day of each month during said term, as follows:

From October 1, 1953 to February 28, 1954, the sum of Two Hundred Fifty Three Thousand Nine Hundred Fifty Eight and 33/100 Dollars ($253,958.33) in equal monthly payments of Fifty Thousand Seven Hundred Ninety One and 67/100 Dollars ($50,791.67);

From March 1, 1954 to September 30, 1961, the sum of Six Hundred Ninety Two Thousand Dollars ($692,000) per annum, in equal monthly payments of Fifty Seven Thousand Six Hundred Sixty Six and 67/100 ($57,666.67);

From October 1, 1961 to September 30, 1962, the sum of Seven Hundred Eight Thousand Dollars ($708,000) per annum, in equal monthly payments of Fifty Nine Thousand Dollars ($59,000);

From October 1, 1962 to September 30, 1972, the sum of Seven Hundred Forty Eight Thousand Dollars ($748,000) per annum, in equal monthly payments of Sixty Two Thousand Three Hundred Thirty Three and 33/100 Dollars ($62,333.33);

From October 1, 1972 to September 30, 1978, the sum of Seven Hundred Thirty Thousand Dollars ($730,000) per annum, in equal monthly payments of Sixty Thousand Eight Hundred Thirty Three and 33/100 Dollars ($60,833.33).”

4. Paragraph 3 is hereby modified to read as follows:

“3. The Tenant may renew this lease for an additional period of twenty five (25) years upon the same terms and conditions, except the clause relevant to renewal and except that the rental for the period from October 1, 1978 to September 30, 1982 shall be Seven Hundred Thirty Thousand Dollars ($730,000) per annum, payable in equal monthly payments of Sixty Thousand Eight Hundred Thirty Three and 33/100 Dollars ($60,833.33), and the rental for the period from October 1, 1982 to September 30, 2003 shall be Seven Hundred Twelve Thousand Dollars ($712,000) per annum, payable in equal monthly payments of Fifty Nine Thousand Three Hundred Thirty Three and 33/100 Dollars ($59,333.33). Tenant may renew this lease as aforesaid provided that the Tenant is not in default hereunder and provided further that the Tenant gives to the Landlord at least ninety (90) days’ written notice of renewal”.

5. The lease as herein modified shall remain in full force and effect.

6. This agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

250 WEST 57TH ST. ASSOCIATES

By:	/s/ Lawrence A. Wien
Lawrence A. Wien, Joint Venturer

By:	/s/ Henry W. Klein
Henry W. Klein, Joint Venturer

By:	/s/ Alvin S. Lane
Alvin S. Lane, Joint Venturer

By:	/s/ Alvin Silverman
Alvin Silverman, Joint Venturer

By:	/s/ Fred Linden
Fred Linden, Joint Venturer

FISK BUILDING ASSOCIATES

By:	/s/ Harry B. Helmsley
Harry B. Helmsley, Partner

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 12th day of June, 1961. before me personally came LAWRENCE A. WIEN, HENRY W. KLEIN, ALVIN S. LANE, ALVIN SILVERMAN and FRED LINDEN, to me known and known to me to be the individuals described in, and who executed, the foregoing instrument, and acknowledged that they executed the same.

/s/ Evelyn J. Rettmer
Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 12th day of June, 1961, before me personally appeared HARRY B. HELMSLEY, to me known and known to me to be the individuals described in, and who executed, the foregoing instrument, and acknowledged that they executed the same.

/s/ Evelyn J. Rettmer
Notary Public

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